UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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Agios Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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88 Sidney Street, Cambridge, Massachusetts 02139

June 16, 2016

Supplement to Definitive Proxy Statement Relating to 2016 Annual Meeting of Stockholders

This proxy statement supplement, dated June 16, 2016, supplements the definitive proxy statement (the “Proxy Statement”) of Agios Pharmaceuticals, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 27, 2016 relating to the Annual Meeting of Stockholders of the Company to be held on June 21, 2016 beginning at 9:00 a.m., Eastern Time, at the Company’s offices at 88 Sidney Street, Cambridge, Massachusetts 02139.

The purpose of this supplement is to correct an error in the Director Compensation Table included at page 28 of the Proxy Statement. The table inadvertently contained overstated amounts in the “Option Awards ($)” column. The corrected table is included below. The footnotes to the table did not change, were unaffected by the overstatement, and are not repeated in this supplement.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)	Number of Shares Subject to Options Awards Held as of December 31, 2015
Lewis C. Cantley, Ph.D.	$40,000	$637,911	(2)	$677,911	168,579
Paul J. Clancy	$50,000	$714,461	(3)	$764,461	49,400
Douglas G. Cole, M.D.	$46,000	$637,911	(2)	$683,911	23,125
Kaye Foster	$46,000	$714,401	(4)	$760,401	36,899
Maykin Ho, Ph.D.	$28,000	$1,374,682	(5)	$1,402,682	21,250
Perry Karsen(6)	$35,000	$637,911	(2)	$672,911	10,625
John M. Maraganore, Ph.D.	$47,500	$637,911	(2)	$685,411	33,125
Robert T. Nelsen	$40,000	$637,911	(2)	$677,911	23,125
Kevin Starr (7)	$32,250	—		$32,250	—
Marc Tessier-Lavigne, Ph.D.	$72,500	$676,156	(8)	$748,656	40,375

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.